UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 13, 2002

Date of Report (Date of earliest event reported)

333-5278-NY

Commission File Number

AGATE TECHONOLOGIES, INC.

(Exact name of registrant as specified in its charter)

                      Delaware                                                                                    94-3334052

(State or other jurisdiction of incorporation)                                    (I.R.S. Employer Identification Number)

11300 West Olympic Boulevard, Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

895 Dove Street, 3rd Floor, Newport Beach, California 92660 // (562) 483-1095

(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

        On September 13, 2002, the Board of Directors approved a settlement with Mr. Gordon Pan, an individual, who had accumulated a debt due from the company to Mr. Pan of $244,563 with an additional $40,000 due as an interest payment.  The terms of the settlement allow for the initial $244, 563 in debt to be converted into 4,891,260 shares of restricted common stock of the Company, and the $40,000 in interest to be converted into 800,000 shares of restricted common stock.  Pursuant to the terms of the settlement agreement, the 800,000 shares issued as the settlement of the interest payment will be held in escrow for Mr. Pan.  The fees have been paid and the shares are being issued, as all parties to the agreement have executed the relevant documents for settlement and compromise.

Dated: September 16, 2002

AGATE TECHNOLOGIES, INC.

/s/ Francis Khoo

Francis Khoo,

CEO & Chairman